UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 1, 2015

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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Bullitt Lane, Suite 450 Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, Sypris Solutions, Inc. (the “Company”) announced that the Board of Directors authorized the appointment of Anthony C. Allen, age 56, as Vice President and Chief Financial Officer of the Company. Effective as of January 1, 2015, Mr. Allen will assume responsibility for the Company’s finance and accounting operations, treasury and banking relationships, communications with the Board of Directors regarding financial matters, investor and securities analyst relations, capital markets strategy formulation and implementation, information systems, and the overall control environment for the Company. Mr. Allen will also serve as the Company's principal financial officer.

Since December 2004 Mr. Allen has served as Vice President, Treasurer, and Assistant Secretary for the Company and as Vice President of Finance and Information Systems and Assistant Secretary from 2003 to December 2004. Mr. Allen served as Vice President, Controller and Assistant Secretary for the Company from 1997 to 2003. He served as Vice President of Finance of the Company’s predecessor from 1994 to 1998 and as Vice President and Controller from 1987 to 1994. Prior to 1987, Mr. Allen served in a variety of management positions with Armor Elevator.

A copy of the press release announcing Mr. Allen’s appointment is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits.

        Exhibit Number      Description of Exhibit

99	Press Release Issued January 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 7, 2015	Sypris Solutions, Inc.

		By:	/s/ John R. McGeeney
John R. McGeeney
Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

99	Press Release Issued January 7, 2015.